UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934


                                December 4, 2002
                        (Date of earliest event reported)


                          21st CENTURY HOLDING COMPANY
                          ----------------------------
             (Exact name of registrant as specified in its charter)


            Florida                     000-25001               65-0248866
-------------------------------  ------------------------  ---------------------
(State or other jurisdiction of  (Commission File Number)   I.R.S. Employer of
         incorporation)                                      Identification No.

                 4161 N.W. 5th Street, Plantation, Florida 33317
                 -----------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (954) 581-9993
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 4.  Changes in Registrant's Certifying Accountants

         On December 3, 2002, the Board of Directors of 21st Century Holding Company (the "Company") recommended and approved the replacement of its principal accountants, McKean, Paul, Chrycy, Fletcher and Co. ("McKean"). Also, on December 3, 2002 the Board of Directors recommended and approved the replacement firm of De Meo, Young, McGrath as its independent auditors, effective December 5, 2002.

         The audit reports of McKean on our financial statements for the last two years did not contain a qualified, adverse or disclaimed opinion.

         During the last two years and subsequent interim periods preceding this change, there have been no disagreements with McKean on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of McKean, would have caused them to make reference to the subject matter of such disagreements in connection with issuing their reports. Also, no reportable events, within the meaning of Item 304(a)(1)(v) of Regulation S-K, have occurred during the two most recently completed years and subsequent interim periods, preceding this change.

         The Company has provided McKean with these disclosures, and has requested that they furnish the Company with a letter, addressed to the Securities and Exchange Commission (the "Commission"), stating whether or not they agree with the statements contained herein.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

         (a)      None
         (b)      None
         (c)      None






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                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  21ST CENTURY HOLDING COMPANY

Date:     December 4, 2002        By: /s/ Edward J. Lawson
                                      -----------------------------
                                            Edward J. Lawson
                                  Title:   President and Chief Executive Officer
                                             (Principal Executive Officer)

Date:     December 4, 2002        By: /s/  J.G. Jennings, III
                                      -----------------------------
                                           J.G. Jennings, III
                                  Title:   Chief Financial Officer
                                  (Principal Accounting and Financial Officer)